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                                 EXHIBIT 99.1

                REGISTRANT'S PRESS RELEASE DATED APRIL 17, 2003





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                         FIRST SOUTHERN BANCSHARES, INC.
                         REPORTS RECEIPT OF UNQUALIFIED
                           OPINIONS FROM AUDITORS FOR
                                  2001 AND 2002


Florence, Al. - April 17, 2003 - First Southern Bancshares, Inc. (the "Company"), the holding company for First Southern Bank (the "Bank"), reported today the receipt of unqualified opinions on the Company's consolidated financial statements for the fiscal years ended December 31, 2001 and 2002, from the Company's independent auditors, Kraft Bros., Esstman, Patton & Harrell, PLLC, Nashville, Tennessee ("Kraft").

On April 15, 2002, the Company filed its annual report on Form 10-KSB for the fiscal year ended December 31, 2001. Kraft's report relating to the Company's consolidated financial statements at and for the year ended December 31, 2001 ("the 2001 financial statements") contained a disclaimer opinion because of the existence of substantial doubt about the Company's ability to continue as a going concern. On February 28, 2003, at the request of Company management pursuant to improved conditions, Kraft reconsidered their report and reissued their report as an unqualified opinion on the 2001 financial statements, as restated in the amended Form 10-KSB/A filed on April 15, 2003. Kraft's reissued report includes an "emphasis of a matter" paragraph that emphasizes the financial statements were prepared under an assumption that the Company is a going concern.

On April 15, 2003, the Company filed its annual report on Form 10-KSB for the fiscal year ended December 31, 2002. Kraft's report dated February 28, 2003 relating to the Company's consolidated financial statements at and for the year ended December 31, 2002 contains an unqualified opinion and includes an "emphasis of a matter" paragraph that emphasizes the financial statements were prepared assuming that the Company will continue as a going concern.

The Company is headquartered in Florence, Alabama, and the Bank operates through its main/executive office in Florence, and full-service offices in Killen and Muscle Shoals.

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES BECAUSE OF THE POSSIBILITY OF CHANGES IN UNDERLYING FACTORS AND ASSUMPTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS FOR A VARIETY OF FACTORS INCLUDING: THE ABILITY OF THE BANK TO COMPLY WITH THE REGULATORY REQUIREMENTS AND AGREEMENTS APPLICABLE TO IT; SHARP AND RAPID CHANGES IN INTEREST RATES; SIGNIFICANT CHANGES IN THE ECONOMIC SCENARIO FROM THE CURRENT ANTICIPATED SCENARIO WHICH COULD MATERIALLY CHANGE ANTICIPATED CREDIT QUALITY TRENDS AND THE ABILITY TO GENERATE LOANS; SIGNIFICANT DELAY IN OR INABILITY TO EXECUTE STRATEGIC INITIATIVES DESIGNED TO INCREASE CAPITAL, REDUCE NON-PERFORMING LOANS AND CLASSIFIED ASSETS, GROW REVENUES AND CONTROL EXPENSES; AND SIGNIFICANT CHANGES IN ACCOUNTING, TAX OR REGULATORY PRACTICES OR REQUIREMENTS. BECAUSE




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OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS
ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS PRESS RELEASE OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

CONTACT:    First Southern Bancshares, Inc., Florence, Alabama
            Roderick V. Schlosser, Executive Vice President and CFO
            (256) 718-4206